UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2012

Oilsands Quest Inc.
(Exact name of registrant as specified in its charter)

Colorado	001-32994	98-0461154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800, 1333 - 8th Street SW Calgary, Alberta, Canada	T2R 1M6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 263-1623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement.

On March 26, 2012, Oilsands Quest Inc. (“Oilsands” or the “Company”), a corporation incorporated pursuant to the laws of the State of Colorado, and its subsidiaries, Oilsands Quest Sask Inc., Oilsands Quest Technology Inc., 1291329 Alberta Limited, Stripper Energy Services Inc., Township Petroleum Corporation, Western Petrochemicals Corp., and 1259882 Alberta Ltd., each a corporation incorporated pursuant to the laws of the Province of Alberta, (the “Subsidiaries” and together with the Company, the “Borrowers”) entered into a loan agreement, (the “Loan Agreement”) with Century Services, L.P, a limited partnership formed under the laws of the Province of Alberta (the “Lender”).

The Loan Agreement provides for debtor-in-possession financing in the maximum amount of CDN$2.85 million (the “DIP Facility”), which the Company was authorized and empowered to enter into by the Initial Order as amended by the Order issued by the Court of Queen's Bench of Alberta, Judicial District of Calgary (the “Court”) on February 16, 2012.  The DIP Facility will terminate on the earlier of March 26, 2013 or the termination of the Order from the Court providing creditor protection under the Companies’ Creditors Arrangement Act (Canada) (“CCAA”).

The DIP Facility is a non-revolving, debtor-in-possession term loan facility which shall be advanced in a single advance. The DIP Facility has a final maturity date of March 26, 2013 and the Borrowers have the right to permanently repay the DIP Facility in full at any time after the three month anniversary of the date on which the funds are first advanced.  Interest shall be calculated at the rate of sixteen percent (16%) per annum on the daily balance outstanding under the DIP Facility.  Interest shall be calculated monthly in arrears, before and after maturity, default or judgment, with interest on overdue interest calculated in the same manner at any time on the daily balance outstanding at the same rate based on the actual number of days lapsed divided by 365.

Under the Loan Agreement, certain fees are associated with having entered into the DIP Facility: a facility fee equal to CDN $75,000 upon entry into the Loan Agreement; commencing on the date funds are first advanced, the Lender shall earn an amount of interest on the loan amount at least equal to CDN $85,500 (the “Minimum Fee”), and if such amount is not earned on or before the expiry of three months, or the payment in full of the DIP Facility, the balance owing on the account of the Minimum Fee shall be added to the loan amount; and, the Lender shall also pay the Borrower CDN $7,500 (the “Monitoring Fee”), quarterly in arrears.

The Loan Agreement contains customary representations and warranties, pre-conditions to the initial advance of funds under the DIP Facility and events of default.

This summary of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On March 27, 2012, the Company issued a press release announcing that it closed the Eagles Nest asset sale, signed the Loan Agreement relating to the DIP Facility and received approval for settlement of the Make a Difference Foundation, Inc. v. Hopkins, et al., derivative law suit.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The press release is also available on the Company’s website at www.oilsandsquest.com.

Item 9.01.	Financial Statements and Exhibits.

   (d)  Exhibits.

Exhibit Number	Exhibit Description
10.1	Loan Agreement dated March 26, 2012
99.1	Press Release dated March 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2012	Oilsands Quest Inc. (Registrant)

	By:	/s/ Garth Wong
Name: Garth Wong
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Loan Agreement dated March 26, 2012
99.1	Press Release dated March 27, 2012.